Exhibit 99.2

HEALTH MANAGEMENT ANNOUNCES NEW BOARD OF DIRECTORS

NAPLES, FLORIDA (August 16, 2013) - Health Management Associates, Inc. (NYSE: HMA) today announced that a majority of its shareholders have appointed a new Board of Directors. An independent inspector of election has certified the written consents representing more than 50% of the Company’s outstanding shares delivered to the Company by Glenview Capital Management, L.P. As such, the eight nominees put forth by Glenview have been elected to serve on the Company’s Board of Directors. The new members of the Company’s Board of Directors are Steven Epstein, Mary Taylor Behrens, Kirk Gorman, Stephen Guillard, Joann Reed, John McCarty, Steven Shulman and Peter Urbanowicz. Biographical information for the new members of the Company’s Board of Directors will be provided in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “pending,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, debt structure, principal payments on debt, capital structure, the amount and timing of funds under the meaningful use measurement standard of various Healthcare Information Technology incentive programs, other financial items and operating statistics, statements regarding our plans and objectives for future operations, the impact of changes in observation stays, our ability to achieve process efficiencies, factors we believe may have an impact on our deductibles and co-pays, acquisitions, acquisition financing, divestitures, joint ventures, market service development and other transactions, statements of future economic performance, statements regarding our legal proceedings and other loss contingencies (including, but not limited to, the timing and estimated costs of such matters), statements regarding market risk exposures, statements regarding our ability to achieve cost efficiencies and/or reductions, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements regarding the potential impact of health care exchanges, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and statements that are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying beliefs or assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

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